UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

Targeted Genetics Corporation
(Exact name of registrant as specified in its charter)

Washington	0-23930	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Olive Way, Suite 100, Seattle, Washington	98101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(206) 623-7612

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 27, 2007, Targeted Genetics closed a $19.5 million private placement to institutional and other accredited purchasers of 6,699,793 shares of common stock and warrants to purchase 6,699,793 shares of common stock. The net proceeds to Targeted Genetics were approximately $17.8 million after deducting the estimated costs associated with the transaction. Rodman & Renshaw, LLC acted as the exclusive placement agent for the financing. The terms of the private placement were described in Targeted Genetics Current Report on Form 8-K filed on June 25, 2007.

A copy of the press release issued in connection with the closing of the private placement is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The Current Report on Form 8-K filed by Targeted Genetics on June 25, 2007 is also incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release of Targeted Genetics Corporation dated June 28, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGETED GENETICS CORPORATION

By:
/s/ David J. Poston
David J. Poston
Vice President Finance and Chief Financial Officer

Dated: June 28, 2007

INDEX TO EXHIBITS

99.1	Press Release of Targeted Genetics Corporation dated June 28, 2007